                                                                 EXHIBIT 21.1




                            STC BROADCASTING, INC.



     SUBSIDIARIES                          STATE OF INCORPORATION
     ------------                          ----------------------
STC License Company                               Delaware
Smith Acquisition Company                         Delaware
Smith Acquisition License Company                 Delaware